MEASUREMENT SPECIALTIES, INC.
80 Little Falls Road, Fairfield, New Jersey 07004
(201) 808-1819

ITEM 5. OTHER EVENTS.

On May 21, 1998, Measurement Specialties, Inc. (the "Registrant") and AMP Incorporated (AMP) announced that they had signed a nonbinding letter of intent to acquire the Sensors Division of AMP. A copy of the press release announcing the signing of the letter is attached as Exhibit 99.1


ITEM 7. FINANCIAL STATEEMNTS, PRO FORMA FINANCIAL INFORAMTION AND EXHIBITS.

(a)Financial Statements of Business Acquired.

Financial statements of business acquired are not required as per Rule 3-05(b) of Regulation S-X.

(b)Pro Forma Financial Information.

Pro forma financial information is not required as per Rule 11-01 (c) of Regulation S-X.

(c)Exhibits.

99.1 Press release regarding nonbinding letter of intent between Registrant and AMP Incorporated, dated May 21, 1998



SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



MEASUREMENT SPECIALTIES, INC.
(Registrant)

                                       Kirk J. Dischino
Date:  May 26, 1998                    Chief Financial Officer